Part-Time Employment Agreement

This agreement (the “Agreement”) sets forth the terms upon which C. Scott Brannan will continue to be employed by Colfax Corporation (the “Company”) as a part-time employee of the Company following his retirement as Senior Vice President of Finance, Chief Financial Officer and Treasurer, commencing on the day following the filing of the Company’s Form 10-Q for the second fiscal quarter of 2016 (the “Effective Date”). All prior terms of employment under the Executive Employment Agreement dated September 21, 2010 between Mr. Brannan and the Company are hereby waived by the Company and Mr. Brannan, respectively, as of the Effective Date and the Board acknowledges that the Executive Employment Agreement will be terminated as of the Effective Date pursuant to Section 1.1(d) thereof, notwithstanding the notice requirements of that Section.

1.Employment. During the Term (as defined in Section 2 hereof), Mr. Brannan will serve the Company and will be reasonably available to perform services as reasonably requested by the Board of Directors and/or the Chief Executive Officer of the Company. Such services will include, but not be limited to, providing transition advice to the Chief Financial Officer of the Company. This employment shall be part-time and shall not exceed fifty percent (50%) of the average level of services previously provided as Chief Financial Officer of the Company. During the time that Mr. Brannan is not providing services to the Company and its affiliates, he may accept other engagements and may participate in any other activities without obtaining the Company’s approval thereof; provided, however, that such other engagements and activities do not violate any Company policies or the terms of this Agreement, do not prevent or interfere with his ability to provide the services hereunder.

2.Term. The term of this Agreement will begin on the Effective Date and will end on the three-year anniversary of the Part-Time Commencement Date (as defined in Section 4) (such period, the “Term”), unless earlier terminated as provided herein.

3.Termination. This Agreement may be terminated at any time for any reason by Mr. Brannan, provided that Mr. Brannan will be required to give at least ten (10) days advance written notice of any termination during the Term. The Agreement may not be terminated by the Company prior to the end of the Term except for cause.

4.Salary. Following the Effective Date, Mr. Brannan will continue in a full-time support role for the Chief Financial Officer for up to nine weeks following the Effective Date and shall be compensated for such full-time support based on the same salary as he received as Chief Financial Officer. Upon the termination of such full-time support, upon a date to be mutually agreed by the Company and Mr. Brannan (the “Part-Time Commencement Date”), Mr. Brannan shall continue in the employment of the Company as a part-time employee pursuant to this Agreement and the Company shall pay Mr. Brannan an annual salary of $100,000 per year for each annual period from the Part-Time Commencement Date until the three-year anniversary thereof. Further, Mr. Brannan shall be entitled to a pro-rata bonus amount, at 100% of his MIP target set for his full-

time employment as Chief Financial Officer in 2016, for the period from January 1, 2016 to the Part-Time Commencement Date, such bonus to be paid at the same time as the Company’s other senior executives.

5.Confidential Information. Mr. Brannan acknowledges that during the Term he will have access to information that is treated as confidential and proprietary by the Company and its affiliates, including, without limitation, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company or its affiliates, in each case whether spoken, written, printed, electronic or in any other form or medium (collectively, the “Confidential Information”). Mr. Brannan agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the services hereunder. Mr. Brannan will notify the Company immediately in the event he becomes aware of any loss or disclosure of any Confidential Information. Confidential Information will not include information that (a) is or becomes generally available to the public other than through Mr. Brannan’s breach of this Agreement, or (b) is communicated to Mr. Brannan by a third party that had no confidentiality obligations with respect to such information. Nothing herein will be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, to a governmental agency in connection with an inquiry or investigation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Mr. Brannan agrees in the context of a court order to provide written notice of any such order to an authorized officer of the Company sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

6.Amendments and Modifications. This Agreement may not be amended, modified or changed in any respect except in writing duly signed by the party against whom enforcement of such amendment, modification or change is sought.

7.Assignment. Mr. Brannan will not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing will be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time.

8.Section Headings. The section headings used in this Agreement are included solely for convenience and will not affect, or be used in connection with, the interpretation of this Agreement.

9.Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

10.Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements, contracts and understandings, and constitutes the entire agreement regarding services Mr. Brannan is to provide to the Company, except as provided herein

11.Governing Law. This Agreement is governed by and is to be construed, administered and enforced in accordance with the laws of the State of Maryland, without regard to conflicts of law principles. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

12.Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of Washington, D.C. by three arbitrators in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, Mr. Brannan and the Company hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Fourth Circuit, (ii) any of the courts of the State of Maryland, or (iii) any other court having jurisdiction. Mr. Brannan and the Company further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. Mr. Brannan and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which Mr. Brannan or the Company may now or hereafter have to such jurisdiction and any defense of inconvenient forum. Mr. Brannan and the Company hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Mr. Brannan and the Company hereby agree to bear its or his own costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 12. Notwithstanding any provision in this Section 12, Mr. Brannan shall be paid compensation due and owing under this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.Counterparts. This Agreement may be executed in any number of counterparts, each of which will be effective only upon delivery and thereafter will be deemed to be an original, and all of which will be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page.

Colfax Corporation

/s/ Matthew Trerotola
_______________________________________
Matthew Trerotola
CEO and President

ACKNOWLEDGED AND AGREED

/s/ C. Scott Brannan
_____________________________________
C. Scott Brannan

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